SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
June 2, 2004

Nortel Networks Corporation

(Exact name of registrant as specified in its charter)

CANADA	001-07260	not applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.   Other Events

On June 2, 2004, Nortel Networks Corporation (the “Company”) issued a press release providing a status update on its financial restatement process and other related matters and additional information regarding its business performance.

As indicated previously, the Company will provide regular updates to the market as it is able to do so regarding the restatement process and related matters and ongoing business performance. This status update is being provided by the Company and Nortel Networks Limited (“NNL”), the Company’s principal operating subsidiary, pursuant to the alternative information guidelines of the Ontario Securities Commission (“OSC”). These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

Independent Review, Status of Restatements and Revisions to Financial Results

As previously announced, the independent review being undertaken by the Nortel Networks Audit Committee is continuing and is focused on management’s practices regarding accruals and provisions. This review also includes the second half of 2003 in accordance with the extended assignment announced on April 28, 2004.

The Company continues the work to restate the financial results reported in each of its quarters of 2003 and for earlier periods including 2002 and 2001 as announced previously. The detailed review is now underway with respect to the third and fourth quarters of 2003. The process to complete the full year 2003 and interim 2004 financial statements and the restated financial statements requires significant time due to the volume and complexity of the work involved, including the review and confirmation of supporting documentation and circumstances for thousands of accounting entries in ledgers and sub-ledgers across geographic regions over a number of years.

The Company’s Audit Committee initiated and is directing the independent review and is striving to have the work completed as soon as practical but it must allow for thoroughness and accuracy. The Audit Committee is committed to addressing any and all problems this review identifies.

Following completion of the independent review, the Company will work to complete its full year 2003 and interim 2004 financial statements and the restated financial statements and to facilitate the completion of the related audits of full year results as soon as practicable. In light of the work yet to be done to complete the independent review and financial statements (including the audit of the annual financial statements by the Company’s independent auditors, Deloitte & Touche LLP), the Company and NNL will not be in a position to file the relevant financial statements in the second quarter of 2004. The Company is also not in a position to provide an anticipated filing date as this date is dependent upon the timing of the completion and results of the independent review.

To assist in completing the restatements as quickly as possible, the Company has been working with Ernst & Young LLP which has been providing certain advisory services and additional accounting resources in support of management’s restatement activities. In addition, the Company has also initiated work with other outside consultants to undertake a review and assessment of the Company’s finance organization and processes as well as its financial systems. These consultations are intended to review and strengthen the Company’s internal processes and controls.

Based on the Company’s work to date, including the work done since the update provided on April 28, 2004 related to the planned restatements, and subject to the limitations described below, the principal impacts of the restatements and revisions identified to date to the Company’s results continue to reflect the following:

•	A reduction of approximately 50 percent in previously announced net earnings for 2003; these amounts will largely be reported in prior periods, resulting in a reduction in previously reported net losses for such periods including 2002 and 2001;

•	A reported net loss for the first half of 2003 compared to the previously announced net earnings for that period; the net income reductions are expected to substantially impact the Company’s continuing operations rather than discontinued operations in the first half of 2003;

•	No material impact to prior period revenues; and

•	No material impact to the Company’s cash balance as at December 31, 2003.

As previously indicated, the Company’s work to date with respect to the planned restatements and revisions and the expected impacts mentioned above are subject to a number of important limitations, including:

•	Expectations as to the impacts continue to be partial and preliminary;

•	The ongoing work of the Nortel Networks Audit Committee independent review;

•	The significant work to be done by the Company, including with respect to the detailed review of the second half of 2003, accounting documentation and reporting systems issues and the impact of accounting for certain matters, including foreign exchange;

•	The previously disclosed material weaknesses in the Company’s internal controls over financial reporting; and

•	The audit of the Nortel Networks financial statements by the Company’s independent auditors.

In addition, until the Company finalizes its financial statements for the year 2003, subsequent events or information will result in adjustments to certain estimates used in the preparation of the Company’s year end and/or quarter end financial statements. At this time, the Company cannot estimate the impact of any such adjustments on its results of operations or financial position.

Please note that the preliminary and partial estimates of the impacts of the restatements provided above have not been the subject of a review or audit engagement by Nortel Networks independent auditors, Deloitte & Touche LLP.

Update on Q1 2004 Financial Results

Due to the ongoing independent review and impact of subsequent events adjustments, the Company is not in a position at this time to provide any information regarding first quarter 2004 financial results beyond the previously announced preliminary unaudited cash balance of approximately US$3.6 billion as at March 31, 2004.

Business Developments

The Company continues to see good business momentum reflecting continued customer support for its strong portfolio of next generation network solutions. Highlights of some recent announcements include:

•	Continued success in the cable multiple system operator (MSO) market segments with Voice Over IP (VoIP) wins announced with Charter Communications (USA), Telenet (Belgium) and VTR (Chile);

•	Advances in 3G wireless solutions — selected as national 3G provider to Pelephone in Israel for CDMA 2000 1X EV-DO equipment and implemented UMTS-based 3G services with Orange for the Cannes International Film Festival;

•	Gains with service provider voice over packet solutions with a contract win with Bell South;

•	Helping enterprises leverage next generation networking solutions to transform their business including working with the FedEx Institute of Technology to support the State of Tennessee’s “Workforce of the Future” program and upgrading the China State Tax System in Beijing; and

•	Launching the Multiservice Provider Edge, a new IP edge networking solution that will set new standards in IP networking reliability for service provider networks.

The Company continues to expect that the percentage growth in the overall capital spending by our customers will be in the low single digits in 2004 compared to 2003 and expects to grow its revenues faster than the market.

Nortel Networks Limited

The financial results of NNL are consolidated into the Company’s results. NNL’s financial statements for the applicable periods will also be restated upon the related restatements of the Company’s financial statements. NNL’s preferred shares are publicly traded in Canada.

Update on Certain Potential Impacts

Debt Securities

As previously announced, as a result of the delay in the filing of the 2003 Form 10-K beyond March 30, 2004, the Company and NNL are not in compliance with their obligations to deliver to relevant parties their filings with the United States Securities and Exchange Commission (the “SEC”) under their public debt indentures. Approximately US$1.8 billion of notes of NNL (or its subsidiaries) and US$1.8 billion of convertible debt securities of the Company are outstanding under the indentures. The delay does not result in an automatic event of default and acceleration of the long-term debt of the Company or NNL. If the holders of at least 25 percent of the outstanding principal amount of any relevant series of debt securities provide notice of such non-compliance to the Company or NNL, as applicable, and the Company or NNL, as applicable, fails to file and deliver the relevant 2003 Form 10-K within 90 days after such notice is provided, then the trustee under the indenture or such holders will have the right to accelerate the maturity of the relevant series of debt securities. While such notice could have been given at any time after March 30, 2004, to date neither the Company nor NNL has received any such notice. In addition, if the required percentage of holders under one series of debt securities were to give such a notice and, after the 90-day cure period expired, were to accelerate the maturity of such debt securities, then the principal amount of each other series of debt securities could, upon 10 days notice, be accelerated without the lapse of an additional 90-day cure period. Similar issues arise under the public debt indentures in relation to the failure by the Company and NNL to deliver to relevant parties their respective Quarterly Reports on Form 10-Q for the first quarter of 2004. Based upon inquiries made in connection with the Company’s April 28, 2004 press release, which inquiries have not been updated, the Company believes that approximately 34 percent of the outstanding principal amount of the US$150 million 7.875% notes due June 2026 issued by a subsidiary of NNL and guaranteed by it are held by a group of related holders. Other than with respect to that series of debt securities, based on such inquiries, neither the Company nor NNL is aware of any holder, or group of related holders or parties, that holds at least 25 percent of the outstanding principal amount of any relevant series of debt securities. The Company also believes based on such inquiries that approximately 23 percent of the outstanding principal amount of the US$150 million 7.40% notes due June 2006 issued by NNL are held by a single holder.

If an acceleration of the Company’s and NNL’s debt securities were to occur, the Company and NNL may be unable to meet their respective payment obligations with respect to the related indebtedness. In such case, the Company and NNL would seek alternative financing sources to satisfy such obligations. At present, neither the Company nor NNL has any agreements or understandings in place with respect to any such financing.

EDC Support Facility

As previously announced on May 28, 2004, NNL has obtained a new waiver from Export Development Canada (“EDC”) of certain defaults under the EDC performance-related support facility related to the delay by NNL in meeting its filing obligations with the SEC and planned restatements. The prior waiver obtained on March 29, 2004 was scheduled to expire on May 29, 2004. The new waiver will remain in effect until the earliest of certain events, including:

•	The date on which both NNL and the Company have filed their respective 2003 Forms 10-K and First Quarter 2004 Forms 10-Q with the SEC;

•	August 30, 2004; or

•	At the election of EDC and on no less than one and no more than three business days’ written notice to NNL, July 30, 2004.

During the waiver period, the new waiver maintains the existing uncommitted support available under the EDC support facility and reclassifies the previously committed portion of the EDC support facility as uncommitted support. The EDC support facility provides up to US$750 million in support of which, prior to the new waiver, US$300 million was for committed support and, as of May 28, 2004, approximately $105 million of such committed support was unused. As of May 28, 2004, there was approximately US$328 million of outstanding support utilized under the EDC support facility. There can be no assurance that EDC will provide any additional support under the uncommitted EDC support facility. Notwithstanding the new waiver, the Company and NNL are providing no assurance that they will file their respective 2003 Forms 10-K and First Quarter 2004 Forms 10-Q within the waiver period or, if they fail to do so, that NNL would receive any further waivers or any extensions of the waiver beyond its scheduled expiry date. If the new waiver were terminated or expired prior to the filing of such 2003 Forms 10-K and First Quarter 2004 Forms 10-Q, EDC would have the right at such time to require NNL to cash collateralize the support outstanding under the EDC facility and to exercise its rights against the collateral under NNL’s related security agreements.

Other Matters

Directorships

As previously announced, on April 29, 2004, the Board of Directors of each of the Company and NNL appointed Dr. rer. pol. Manfred Bischoff to serve as a director of each respective company. In addition, Dr. Bischoff was also appointed on that date to serve as a member of the respective Audit Committee of each of the Company and NNL and the Pension Fund Policy Committee of NNL.

As previously announced, on May 26, 2004, the Board of Directors of each of the Company and NNL appointed the Hon. John Manley to serve as a director of each respective company.

On May 21, 2004, each of the Company and NNL received the resignation of Frank Dunn as a director of each respective company.

OSC Management Cease Trade Order

On May 31, 2004, the OSC issued a final order prohibiting certain directors, senior officers and certain current and former employees of the Company and NNL from trading in the securities of the Company and NNL, which finalized the temporary order issued on May 17, 2004. This final order will remain in effect until two full business days following the receipt by the OSC of all filings required to be made by the Company and NNL pursuant to Ontario securities laws. Securities commissions in certain other provinces have issued, or will shortly issue, similar final orders with respect to certain insiders of the Company and NNL who are residents in those jurisdictions.

Annual Shareholders’ Meeting

The Company intends to make an application to the Ontario Superior Court of Justice for an order extending the time for calling the Company’s 2004 Annual Shareholders’ Meeting past the statutory deadline of June 30, 2004. The postponement is being sought because Canadian law requires that the Company’s 2003 audited financial statements be placed before the shareholders at the Annual Shareholders’ Meeting.

Status of Regulatory and Criminal Investigations

As previously announced, the SEC and the OSC have commenced investigations in connection with the Company’s previous restatement of its financial results and the Company’s announcements in March 2004. As announced on May 14, 2004, Nortel Networks received a Federal Grand Jury Subpoena for the production of certain documents sought in connection with an ongoing criminal investigation being conducted by the U.S. Attorney’s Office for the Northern District of Texas, Dallas Division. Further, the Royal Canadian Mounted Police has advised the Company that it is conducting a review of the Company’s accounting situation to determine the need for a criminal investigation. Nortel Networks will continue to cooperate fully with all authorities in connection with these investigations and reviews.

Status of Civil Proceedings

Subsequent to the March 10, 2004 announcement in which Nortel Networks indicated it was likely that it would need to revise its previously announced unaudited results for the year ended December 31, 2003, and the results reported in certain of its quarterly reports for 2003, and to restate its previously filed financial results for one or more earlier periods, 27 class action complaints have been filed against Nortel Networks in the Southern District of New York and one Employee Retirement Income Security Act (“ERISA”) class action complaint has been filed against Nortel Networks in the Middle District of Tennessee (Nashville).

The 27 class action complaints variously allege that, in connection with the comprehensive review and analysis of Nortel Networks assets and liabilities, the defendants made materially false and misleading statements in violation of U.S. securities laws. The named defendants in most of the actions also include Frank Dunn, Douglas Beatty and Michael Gollogly.

The ERISA class action is brought on behalf of the Nortel Networks Long-Term Investment Plan (the “Plan”) and the Plan participants and beneficiaries whose retirement accounts held Nortel Networks common shares from at least December 23, 2003 through and including the date of the complaint. The complaint alleges that these Plan participants and beneficiaries suffered losses to their respective Plan retirement accounts due to the defendants’ breaches of fiduciary duty. The named defendants are Nortel Networks, Frank Dunn and the Nortel Networks board of directors (excluding newly appointed board members Dr. rer. pol. Manfred Bischoff and the Hon. John Manley).

Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel Networks independent review and planned restatement of its previously announced or filed financial results; the impact of the management changes announced on April 28, 2004; the impact of the inability to meet Nortel Networks filing obligations on support facilities and public debt obligations; the sufficiency of Nortel Networks restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by Nortel Networks customers; fluctuations in Nortel Networks operating results and general industry, economic and market conditions and growth rates; the communication by Nortel Networks auditors of the existence of material weaknesses in internal control; Nortel Networks ability to recruit and retain qualified employees; fluctuations in Nortel Networks cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel Networks normal course business activities; the dependence on Nortel Networks subsidiaries for funding; the impact of Nortel Networks defined benefit plans and deferred tax assets on results of operations and Nortel Networks cash flows; Nortel Networks dependence on new product development and its ability to predict market demand for particular products; Nortel Networks ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel Networks purchase contracts; the impact of Nortel Networks supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation, investigations, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Nicholas J. DeRoma
Nicholas J. DeRoma
Chief Legal Officer

	By:	/s/ Deborah J. Noble
Deborah J. Noble
Dated: June 2, 2004		Corporate Secretary